Exhibit 99.B.2(k)(ii)(A)

FORM OF AMENDED SCHEDULE A

January [7], 2010

Keith Sobocinski

Assistant Vice President, Transfer Agency Services

The Bank of New York Mellon

101 Barclay Street

11 East

New York, NY 10286

Dear Mr. Sobocinski:

Pursuant to the Amended and Restated Stock Transfer Agency Agreement dated October 26, 2005 between the Funds (as defined in the Agreement) and The Bank of New York Mellon (the “Agreement”), we hereby notify you of our intention to retain you as Transfer Agent and Dividend Disbursing Agent to render such services to ING Infrastructure Development Equity Fund (the “Fund”) upon all of the terms and conditions set forth in the Agreement.  Upon your acceptance, the Agreement will be modified to give effect to the foregoing by adding the above-mentioned Fund to the Amended Schedule A of the Agreement.  This Amended Schedule A supersedes the previous Amended Schedule A dated August 28, 2007.

Please signify your acceptance to act as Transfer Agent under the Agreement with respect to the Fund by signing below.

Very sincerely,

Todd Modic
Senior Vice President
ING Infrastructure Development Equity Fund

ACCEPTED AND AGREED TO:
The Bank of New York Mellon

By:
Name:
Title:	, Duly Authorized

7337 E. Doubletree Ranch Rd. Scottsdale, AZ 85258-2034	Tel: 480-477-3000 Fax: 480-477-2700 www.ingfunds.com	ING Infrastructure Development Equity Fund

AMENDED SCHEDULE A

with respect to the

AMENDED AND RESTATED STOCK TRANSFER AGENCY AGREEMENT

between

THE FUNDS

and

THE BANK OF NEW YORK

Customer Name	Type of Organization	State of Organization	Taxpayer I.D. No.

ING Asia Pacific High Dividend Equity Income Fund	Statutory Trust	Delaware	20-8258043

ING Global Advantage and Premium Opportunity Fund	Statutory Trust	Delaware	20-3379510

ING Global Equity Dividend and Premium Opportunity Fund	Statutory Trust	Delaware	20-2326466

ING Infrastructure Development Equity Fund	Statutory Trust	Delaware	26-1598407

ING International High Dividend Equity Income Fund	Statutory Trust	Delaware	26-0474363

ING Risk Managed Natural Resources Fund	Statutory Trust	Delaware	20-5453675